                                                                 EXHIBIT 99.10

                              E*TRADE GROUP, INC.
                           STOCK ISSUANCE AGREEMENT
                           ------------------------



     AGREEMENT made as of this ___ day of _________ 19__, by and among E*TRADE Group, Inc., a Delaware corporation, and _______________________, a Participant in the Corporation's 1996 Stock Incentive Plan.

     All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix.

     A.  PURCHASE OF SHARES
         ------------------

         1.   PURCHASE. Participant hereby purchases _____________ shares of
              --------
Common Stock (the "Purchased Shares") pursuant to the provisions of the Stock Issuance Program at the purchase price of $______ per share (the "Purchase Price").

          2.  PAYMENT.  Concurrently with the delivery of this Agreement to the
              -------
Corporation, Participant shall pay the Purchase Price for the Purchased Shares in cash or check payable to the Corporation and shall deliver a duly-executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit I) with respect to the Purchased Shares.

          3.  DELIVERY OF CERTIFICATES. The certificates representing the
              ------------------------
Purchased Shares shall be held in escrow in accordance with the provisions of this Agreement.

          4.  STOCKHOLDER RIGHTS. Until such time as the Corporation exercises
              ------------------
the Repurchase Right, Participant (or any successor in interest) shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions of this Agreement.

          5.  COMPLIANCE WITH LAW. Under no circumstances shall shares of Common
              -------------------
Stock or other assets be issued or delivered to Participant pursuant to the provisions of this Agreement unless, in the opinion of counsel for the Corporation or its suc cessors, there shall have been compliance with all applicable requirements of Federal and state securities laws, all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is at the time listed for trading and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

     B.   TRANSFER RESTRICTIONS
          ---------------------

          1.  RESTRICTION ON TRANSFER.  Except for any Permitted Transfer,
              -----------------------
Participant shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares which are subject to the Repurchase Right.

          2.  RESTRICTIVE LEGEND. The stock certificate for the Purchased Shares
              ------------------
shall be endorsed with the following restrictive legend:

              "The shares represented by this certificate are subject to certain repurchase rights granted to the Corporation and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated ____________, 199__ between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares). A copy of such agreement is maintained at the Corporation's principal corporate offices."

          3.  TRANSFEREE OBLIGATIONS. Each person (other than the Corporation)
              ----------------------
to whom the Purchased Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to the Repurchase Right to the same extent such shares would be so subject if retained by Participant.

     C.   REPURCHASE RIGHT
          ----------------

          1.  GRANT. The Corporation is hereby granted the right (the
              -----
"Repurchase Right"), exercisable at any time during the ninety (90)-day period following the date Participant ceases for any reason to remain in Service, to repurchase at the Purchase Price all or any portion of the Purchased Shares in which Participant is not, at the time of his or her cessation of Service, vested in accordance with the Vesting Schedule (such shares to be hereinafter referred to as the "Unvested Shares").

          2.  EXERCISE OF THE REPURCHASE RIGHT. The Repurchase Right shall be
              --------------------------------
exercisable by written notice delivered to each Owner of the Unvested Shares prior to the expiration of the ninety (90)-day exercise period. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice. The certificates representing the Unvested Shares to be repurchased shall be delivered to the Corporation prior to the close of business on the date specified for the repurchase. Concurrently with the receipt of such stock certificates, the Corporation shall pay to Owner, in cash or cash equivalent (including the cancellation of any purchase-money indebtedness), an amount equal to the Purchase Price previously paid for the Unvested Shares to be repurchased from Owner.

                                       2.

          3.  TERMINATION OF THE REPURCHASE RIGHT.  The Repurchase Right shall
              -----------------------------------
terminate with respect to any Unvested Shares for which it is not timely exercised under Paragraph C.2. In addition, the Repurchase Right shall terminate and cease to be exercisable with respect to any and all Purchased Shares in which Participant vests in accordance with the following Vesting
Schedule:

              (i) Upon Participant's completion of one (1) year of Service measured from ______________, 199__, Participant shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, twenty-five percent (25%) of the Purchased Shares.

              (ii) Participant shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, the remaining Purchased Shares in thirty-six (36) successive equal monthly installments upon Participant's completion of each additional month of Service over the thirty-six (36)-month period measured from the initial vesting date under subparagraph (i) above.

          4.  RECAPITALIZATION. Any new, substituted or additional securities or
              ----------------
other property (including cash paid other than as a regular cash dividend) which is by reason of any Recapitalization distributed with respect to the Purchased Shares shall be immediately subject to the Repurchase Right, but only to the extent the Purchased Shares are at the time covered by such right. Appropriate adjustments to reflect such distribution shall be made to the number and/or class of Purchased Shares subject to this Agreement and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such Recapitalization upon the Corporation's capital structure; provided, however, that the aggregate purchase price shall remain the same.
- --------

          5.  CORPORATE TRANSACTION.
              ---------------------

              (a) Immediately prior to the consummation of any Corporate Transaction, the Repurchase Right shall automatically lapse in its entirety, except to the extent the Repurchase Right is assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction.

              (b) To the extent the Repurchase Right remains in effect following a Corporate Transaction, such right shall apply to the new capital stock or other property (including any cash payments) received in exchange for the Purchased Shares in consummation of the Corporate Transaction, but only to the extent the Purchased Shares are at the time covered by such right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Right to reflect the effect of the Corporate Transaction upon the Corporation's capital structure; provided, however, that
                                                      --------
the aggregate purchase price shall remain the same.

                                       3.

     D.   ESCROW
          ------

          1.  DEPOSIT. Upon issuance, the certificates for the Purchased Shares
              -------
shall be deposited in escrow with the Corporation to be held in accordance with the provisions of this Article D. Each deposited certificate shall be accompanied by a duly-executed Assignment Separate from Certificate in the form of Exhibit I. The deposited certificates, together with any other assets or securities from time to time deposited with the Corporation pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with Paragraph D.3. Upon delivery of the certificates (or other assets and securities) to the Corporation, Owner shall be issued a receipt acknowledging the number of Purchased Shares (or other assets and securities) delivered in escrow.

          2.  RECAPITALIZATION/REORGANIZATION. Any new, substituted or
              -------------------------------
additional securities or other property which is by reason of any Recapitalization or Reorganization distributed with respect to the Purchased Shares shall be immediately delivered to the Corporation to be held in escrow under this Article D, but only to the extent the Purchased Shares are at the time subject to the escrow requirements hereunder. However, all regular cash dividends on the Purchased Shares (or other securities at the time held in escrow) shall be paid directly to Owner and shall not be held in escrow.

          3.  RELEASE/SURRENDER. The Purchased Shares, together with any other
              -----------------
assets or securities held in escrow hereunder, shall be subject to the following terms relating to their release from escrow or their surrender to the Corporation for repurchase and cancellation:

              (i) Should the Corporation elect to exercise the Repurchase Right with respect to any Unvested Shares, then the escrowed certificates for those Unvested Shares (together with any other assets or securities attributable thereto) shall be surrendered to the Corporation concurrently with the payment to Owner of an amount equal to the aggregate Purchase Price for such Unvested Shares, and Owner shall cease to have any further rights or claims with respect to such Unvested Shares (or other assets or securities attributable thereto).

              (ii)    Should the Corporation elect not to exercise the
                                                   ---
     Repurchase Right with respect to any Unvested Shares held at the time in escrow hereunder, then the escrowed certificates for those shares (together with any other assets or securities attributable thereto) shall be released to Owner.

              (iii) As the Purchased Shares (or any other assets or securities attributable thereto) vest in accordance with the Vesting Schedule, the certificates for those vested shares (as well as all other vested assets and securities) shall be released from escrow upon Owner's request.

                                       4.

              (iv) All Purchased Shares in which the Participant is vested (and any other vested assets and securities attributable thereto) shall be released from escrow within thirty (30) days after the Participant's cessation of Service.

              (v) Should the Repurchase Right terminate in connection with a Corporate Transaction, then any Purchased Shares (or other assets or securities) at the time held in escrow hereunder shall promptly be released to Owner.

     E.   SPECIAL TAX ELECTION
          --------------------

          1.  SECTION 83(b) ELECTION. Under Code Section 83, the excess of the
              ----------------------
fair market value of the Purchased Shares on the date any forfeiture restrictions applicable to such shares lapse over the Purchase Price paid for such shares will be reportable as ordinary income on the lapse date. For this purpose, the term "forfeiture restrictions" includes the right of the Corporation to repurchase the Purchased Shares pursuant to the Repurchase Right. Participant may elect under Code Section 83(b) to be taxed at the time the Purchased Shares are acquired, rather than when and as such Purchased Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement. Even if the fair market value of the Purchased Shares on the date of this Agreement equals the Purchase Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. THE FORM FOR MAKING THIS ELECTION IS ATTACHED AS EXHIBIT II HERETO. PARTICIPANT UNDERSTANDS THAT FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE THIRTY (30)- DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME AS THE FORFEITURE RESTRICTIONS LAPSE.

          2.  FILING RESPONSIBILITY. PARTICIPANT ACKNOWLEDGES THAT IT IS
              ---------------------
PARTICIPANT'S SOLE RESPONSIBILITY, AND NOT THE CORPORATION'S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF PARTICIPANT REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

     F.   GENERAL PROVISIONS
          ------------------

          1.  ASSIGNMENT. The Corporation may assign the Repurchase Right to any
              ----------
person or entity selected by the Board, including (without limitation) one or more stockholders of the Corporation.

          2.  NO EMPLOYMENT OR SERVICE CONTRACT.  Nothing in this Agreement or
              ---------------------------------
in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant's Service at any time for any reason, with or without cause.

                                       5.

          3.  NOTICES. Any notice required to be given under this Agreement
              -------
shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Agreement.

          4.  NO WAIVER. The failure of the Corporation in any instance to
              ---------
exercise the Repurchase Right shall not constitute a waiver of any other repurchase rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and Participant. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

          5.  CANCELLATION OF SHARES. If the Corporation shall make available,
              ----------------------
at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Corporation shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

     G.   MISCELLANEOUS PROVISIONS
          ------------------------

          1. PARTICIPANT UNDERTAKING. Participant hereby agrees to take whatever
             -----------------------
additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Participant or the Purchased Shares pursuant to the provisions of this Agreement.

          2.  AGREEMENT IS ENTIRE CONTRACT. This Agreement constitutes the
              ----------------------------
entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan.

          3.  GOVERNING LAW.  This Agreement shall be governed by, and construed
              -------------
in accordance with, the laws of the State of California without resort to that State's conflict-of-laws rules.

          4.  COUNTERPARTS. This Agreement may be executed in counterparts, each
              ------------
of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                                       6.

          5.  SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall
              ----------------------
inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon Participant, Participant's assigns and the legal representatives, heirs and legatees of Participant's estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                                    E*TRADE GROUP, INC.


                                    By:_____________________________

                                    Title:__________________________

                                    Address:________________________





                                    ________________________________
                                    PARTICIPANT

                                    Address:________________________

                                    ________________________________



                                       7.

                                   EXHIBIT I
                     ASSIGNMENT SEPARATE FROM CERTIFICATE


          FOR VALUE RECEIVED ______________________ hereby sell(s), assign(s)

and transfer(s) unto E*TRADE Group, Inc. (the "Corporation"),________________

(_______) shares of the Common Stock of the Corporation standing in his or her name on the books of the Corporation represented by Certificate No.

___________________ herewith and do(es) hereby irrevocably constitute and appoint _______________________________ Attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:  ________________


                                 Signature_________________________________



INSTRUCTION: Please do not fill in any blanks other than the signature line. Please sign exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Corporation to exercise the Repurchase Right without requiring additional signatures on the part of Participant.

                                  EXHIBIT II

                          SECTION 83(b) TAX ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)  The taxpayer who performed the services is:

     Name:
     Address:
     Taxpayer Ident. No.:

(2) The property with respect to which the election is being made is ____________ shares of the common stock of E*TRADE Group, Inc.

(3)  The property was issued on _____________, 199___.

(4) The taxable year in which the election is being made is the calendar year 199__.

(5) The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason taxpayer's employment with the issuer is terminated. The issuer's repurchase right lapses in a series of annual and monthly installments over a four (4)-year period ending on ____________, 199__.

(6) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $____________ per share.

(7)  The amount paid for such property is $____________ per share.

(8) A copy of this statement was furnished to E*TRADE Group, Inc. for whom taxpayer rendered the services underlying the transfer of property.

(9)  This statement is executed on ________________________, 199__.


_________________________________      ______________________________________
Spouse (if any)                        Taxpayer

This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her Federal income tax returns and must be made within thirty (30) days after the execution date of the Stock Issuance Agreement. This filing should be made by registered or certified mail, return receipt requested. Participant must retain two (2) copies of the completed form for filing with his or her Federal and state tax returns for the current tax year and an additional copy for his or her records.

                                   APPENDIX
                                   --------


The following definitions shall be in effect under the Agreement:

     A.   AGREEMENT shall mean this Stock Issuance Agreement.
          ---------

     B.   ASSOCIATE shall mean an individual who is in the employ of the
          ---------
Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

     C.   BOARD shall mean the Corporation's Board of Directors.
          -----

     D.   CODE shall mean the Internal Revenue Code of 1986, as amended.
          ----

     E.   COMMON STOCK shall mean the Corporation's common stock.
          ------------

     F.   CORPORATE TRANSACTION shall mean either of the following stockholder-
          ---------------------
approved transactions:

          (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

          (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

     G.   CORPORATION shall mean E*TRADE Group, Inc., a Delaware corporation.
          -----------

     H.   OWNER shall mean Participant and all subsequent holders of the
          -----
Purchased Shares who derive their chain of ownership through a Permitted Transfer from Participant.

     I.   PARENT shall mean any corporation (other than the Corporation) in an
          ------
unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     J.   PARTICIPANT shall mean the person to whom shares are issued under the
          -----------
Stock Issuance Program.

     K.   PERMITTED TRANSFER shall mean (i) a gratuitous transfer of the
          ------------------
Purchased Shares, provided and only if Participant obtains the Corporation's
                  --------------------
prior written consent to such transfer,

                                     A-1.

(ii) a transfer of title to the Purchased Shares effected pursuant to Participant's will or the laws of intestate succession following Participant's death or (iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by Participant in connection with the acquisition of the Purchased Shares.

     L.   PLAN shall mean the Corporation's 1996 Stock Incentive Plan.
          ----

     M.   PLAN ADMINISTRATOR shall mean either the Board or a committee of Board
          ------------------
members, to the extent the committee is at the time responsible for the administration of the Plan.

     N.   PURCHASE PRICE shall have the meaning assigned to such term in
          --------------
Paragraph A.1.

     O.   PURCHASED SHARES shall have the meaning assigned to such term in
          ----------------
Paragraph A.1.

     P.   RECAPITALIZATION shall mean any stock split, stock dividend,
          ----------------
recapitalization, combination of shares, exchange of shares or other change affecting the Corporation's outstanding Common Stock as a class without the Corporation's receipt of consideration.

     Q.   REORGANIZATION shall mean any of the following transactions:
          --------------

          (i) a merger or consolidation in which the Corporation is not the surviving entity,

          (ii) a sale, transfer or other disposition of all or substantially all of the Corporation's assets,

          (iii) a reverse merger in which the Corporation is the surviving entity but in which the Corporation's outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger, or

          (iv) any transaction effected primarily to change the state in which the Corporation is incorporated or to create a holding company structure.

     R.   REPURCHASE RIGHT shall mean the right granted to the Corporation in
          ----------------
accordance with Article C.

     S.   SERVICE shall mean the Participant's performance of services for the
          -------
Corporation (or any Parent or Subsidiary) in the capacity of an associate, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, a non-associate member of the board of directors or a consultant.

     T.   STOCK ISSUANCE PROGRAM shall mean the Stock Issuance Program under the
          ----------------------
Plan.

                                     A-2.

     U.   SUBSIDIARY shall mean any corporation (other than the Corporation) in
          ----------
an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     V.   VESTING SCHEDULE shall mean the vesting schedule specified in
          ----------------
Paragraph C.3, subject to the acceleration provisions of Paragraph C.5.

     W.   UNVESTED SHARES shall have the meaning assigned to such term in
          ---------------
Paragraph C.1.

                                     A-3.